Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-233654 on Form S-3 of our report dated March 8, 2019, relating to the financial statements of Chiasma, Inc. appearing in the Annual Report on Form 10-K of Chiasma, Inc. for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 17, 2019